UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2020

EQUITY COMMONWEALTH
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-9317			04-6558834
(Commission File Number)			(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2100	Chicago	IL	60606
(Address of Principal Executive Offices)			(Zip Code)
(312) 646-2800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	EQC	The New York Stock Exchange
6.50% Series D Cumulative Convertible Preferred Shares of Beneficial Interest	EQCpD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
On February 12, 2020, Equity Commonwealth, a Maryland real estate investment trust (the “Company”), by and through its operating subsidiary, EQC Operating Trust (the “Seller”), entered into a real estate sale agreement (the “Sale Agreement”) with Bellevue 108 Avenue Owner LLC (“Purchaser”), pursuant to which the Company agreed to sell to the Purchaser the building and land at 333 108th Avenue NE in Bellevue, Washington, for a gross sale price of $401.5 million. Proceeds after credits, primarily for contractual lease costs, and transfer taxes are expected to be approximately $317 million.

Tower 333 is an approximately 0.4 million square foot, Class A, office property centrally located in Bellevue’s central business district.

In the Sale Agreement, the parties agreed to customary representations, warranties, covenants, and indemnities. The Purchaser made an earnest money deposit of $20 million that will be credited to the sale price at closing, or, if the closing does not occur due to a default by the Purchaser, then the deposit will serve as liquidated damages for the Seller. Pursuant to the Sale Agreement, the closing is expected to occur on or before March 12, 2020, subject to the rights of each of the Purchaser and the Seller to extend the closing to a future date as set forth therein. This transaction is subject to various customary closing conditions, and there is no certainty that this transaction will close.

The foregoing summary of the Sale Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Sale Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations and warranties in the Sale Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Sale Agreement are not necessarily characterizations of the actual state of facts about the Seller or Purchaser at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding consummating asset sales and the timing thereof. Any forward-looking statements contained in this Current Report on Form 8-K are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in the Company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Item 9.01. Financial Statements and Exhibit.

(d) Exhibit

Exhibit Number	Description
10.1	Real Estate Sale Agreement by and between EQC Operating Trust and Bellevue 108 Avenue Owner LLC, dated February 12, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH
By:	/s/ Orrin S. Shifrin
Name:	Orrin S. Shifrin
Title:	Executive Vice President, General
Counsel and Secretary
Date: February 14, 2020